Exhibit 99.1
MacroGenics and Zai Lab Enter Into Broad Strategic Collaboration to Develop and Commercialize Preclinical Bispecific Antibodies in Oncology

–Zai Lab granted combination of regional Asian and global rights for up to four CD3- or CD47-based bispecific molecules
–MacroGenics provides rights to Zai Lab for its DART® and TRIDENT® multi-specific platforms and a lead research program targeting solid tumors
–Zai Lab provides rights to MacroGenics for certain intellectual property related to CD47 for select tumor targets

ROCKVILLE, MD, SHANGHAI and SAN FRANCISCO, June 16, 2021 (GLOBE NEWSWIRE) – MacroGenics (NASDAQ: MGNX), a biopharmaceutical company focused on developing and commercializing innovative monoclonal-antibody-based therapeutics for the treatment of cancer, and Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688), an innovative commercial-stage biopharmaceutical company, announced today that the companies have entered into an exclusive collaboration and license agreement involving up to four immuno-oncology molecules.

The first collaboration program covers a lead research molecule that incorporates MacroGenics’ DART platform and binds CD3 and an undisclosed target that is expressed in multiple solid tumors. The next-generation CD3 component of the DART bispecific molecule has been designed to minimize cytokine-release syndrome while maintaining anti-tumor cytolytic activity. The second collaboration program will cover a target to be designated by MacroGenics. For both molecules, Zai receives commercial rights in Greater China, Japan, and Korea and MacroGenics receives commercial rights in all other territories. For the lead molecule, Zai Lab receives an option upon reaching a predefined clinical milestone to convert the regional arrangement into a global 50/50 profit share.

Zai Lab also obtains exclusive, global licenses from MacroGenics to develop, manufacture and commercialize two additional molecules. For the four programs, each company will contribute intellectual property to generate either CD3- or CD47-based bispecific antibodies.

“We are very pleased to be expanding our existing relationship with Zai Lab, which already includes regional rights in Greater China for two clinical-stage programs,” said Scott Koenig, M.D., Ph.D., President and Chief Executive Officer of MacroGenics. “Zai has a strong track record of rapidly progressing the development of innovative product candidates in China. This new partnership enables us to jointly discover, develop and deliver potentially best-in-class therapeutics to address patients’ unmet medical needs.”

“MacroGenics has been a great partner and one of the leading companies in the immuno-oncology field,” said Samantha Du, Ph.D., Founder, Chairperson, Chief Executive Officer of Zai

Lab. “We are pleased to expand our strategic collaboration, which leverages both companies’ unique research capabilities and gives Zai Lab access to MacroGenics’ proprietary technologies to expand our innovative oncology portfolio on a global basis.”

Under the terms of the agreement, MacroGenics receives initial consideration from Zai Lab of $55 million, including an upfront payment of $25 million and an equity investment of $30 million in MacroGenics’ common stock at $31.30 per share. In addition, MacroGenics is eligible to receive up to $1.4 billion in potential development, regulatory and commercial milestone payments for the four programs. If products from the collaboration are commercialized, MacroGenics would also receive royalties on annual net sales in Zai Lab’s territories.

About MacroGenics, Inc.
MacroGenics is a biopharmaceutical company focused on developing and commercializing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the Company's website at www.macrogenics.com. MacroGenics, the MacroGenics logo, DART and TRIDENT are trademarks or registered trademarks of MacroGenics, Inc.

About Zai Lab
Zai Lab (NASDAQ: ZLAB; HKEX: 9688) is an innovative commercial-stage biopharmaceutical company focused on bringing transformative medicines for cancer and infectious and autoimmune diseases to patients in China and around the world. We aim to address significant unmet medical needs in large, fast-growing segments of the pharmaceutical market. Our experienced team has secured partnerships with leading global biopharmaceutical companies to generate a broad pipeline of potentially innovative, marketed products and product candidates. We have also built an in-house team with strong drug discovery and translational research capabilities and are establishing a pipeline of proprietary drug candidates with global rights. Our vision is to become a leading global biopharmaceutical company, discovering, developing, manufacturing and commercializing our portfolio in order to positively impact human health worldwide.

For additional information about the company, please visit www.zailaboratory.com or follow us at www.twitter.com/ZaiLab_Global.

MacroGenics Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company's strategy, future operations, clinical development of the Company's therapeutic candidates, commercial prospects of or product revenues from MARGENZA, milestone or opt-in payments from the Company's collaborators, the Company's anticipated milestones and other statements containing the words "subject to", "believe", "anticipate", "plan", "expect", "intend", "estimate", "project", "may", "will", "should", "would", "could", "can", the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks that MARGENZA revenue, expenses and costs may not be as expected, risks relating to MARGENZA’s market acceptance, competition, reimbursement and regulatory actions, the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company's product candidates and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.
Zai Lab Forward-Looking Statements
This press release contains statements about future expectations, plans and prospects for Zai Lab, including, without limitation, statements regarding the prospects and plans for developing and commercializing the preclinical bispecific antibody-based molecules and other statements containing words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” “would” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact nor are they guarantees or assurances of future performance. Forward-looking statements are based on Zai Lab’s expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to (1) Zai Lab’s ability to successfully commercialize and generate revenue from its approved products; (2) Zai Lab’s ability to finance its operations and business initiatives and obtain funding for such activities, (3) Zai Lab’s results of clinical and pre-clinical development of its product candidates, (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of Zai Lab’s product candidates, (5) the effects of the novel coronavirus (COVID-19) pandemic on our business and general economic, regulatory and political conditions and (6) the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission. Zai Lab anticipates that subsequent events and developments will cause Zai Lab’s expectations and assumptions to change and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing Zai Lab’s views as of any date subsequent to the date of this press release.

For more information, please contact:

MacroGenics Contacts
Jim Karrels, Senior Vice President, CFO
1-301-251-5172
info@macrogenics.com

Zai Lab Contacts
Billy Cho, CFO
+86 137 6151 2501
billy.cho@zailaboratory.com

Media: Ryo Imai / Robert Flamm, Ph.D.
Burns McClellan, on behalf of Zai Lab
212-213-0006 ext. 315 / 364
rimai@burnsmc.com / rflamm@burnsmc.com

Investors: Mike Zanoni
Endurance Advisors, on behalf of Zai Lab
610-442-8570
mzanoni@enduranceadvisors.com